                                                                     Exhbit 99.1

FOR IMMEDIATE RELEASE                       CONTACT:
MARCH 1, 2001                               Mark E. Brody
                                            Chief Financial Officer
                                            (330) 649-4000


         WATERLINK ANNOUNCES SALE OF DIVISION AND FIRST QUARTER RESULTS

         Canton, Ohio--March 1, 2001--Waterlink, Inc. (NYSE: WLK) today announced it has sold substantially all of the assets and certain liabilities of its Waterlink Separations Division to Parkson Corporation, a wholly-owned subsidiary of Axel Johnson Inc., headquartered in Stamford, CT, for a gross purchase price of approximately $19 million. Waterlink Separations accounted for $36.3 million of Waterlink's net sales for the fiscal year ended September 30, 2000. The net proceeds from the sale will be used by Waterlink to reduce its senior indebtedness.

         The completion of this transaction marks the second division Waterlink has sold since its May 2000 announcement that it was seeking strategic alternatives to maximize shareholder value. The Company sold its Biological Wastewater Treatment Division in a series of transactions in September and December, 2000 for total gross proceeds of approximately $4.2 million. Commenting on the sale of the Separations and Biological Divisions, Waterlink's President and Chief Executive Officer Scott King stated, "The sale of these two divisions are significant events in Waterlink's strategic alternative process as it reduces our leverage, lessens the Company's dependence on large waste-water capital equipment orders, and in the case of our Biological Division, allows us to shed an unprofitable segment of our business. While these sales are important, there is still much work to be done to improve the Company, as we continue to seek out potential asset sales with a focus on our capital goods intensive businesses, and cost reductions to improve our profitability."

         Waterlink also announced results for its first fiscal quarter ended December 31, 2000. Net sales from continuing operations, which excluded the Separations and Biological Divisions which were presented as discontinued operations, were $23.8 million for the current quarter as compared to $35.1 million in the prior year. The decrease in sales primarily occurred in the Company's U.K. and Swedish operations within the European Division and in the domestic portion of its Specialty Products Division. Bookings from continuing operations for the quarter ended December 31, 2000 were $27.6 million, resulting in backlog from continuing operations at December 31, 2000 of $34.1 million, a 15.8% increase from September 30, 2000. Each of the Divisions within continuing operations contributed to the increase in backlog.

         For the quarter ended December 31, 2000 the Company recorded a loss from continuing operations of $1,552,000, or ($0.08) per share, as compared to income from continuing operations of $1,024,000, or $0.06 per share in the prior year quarter. The current period net loss of $5,438,000, or ($0.28) per share, included an estimated loss on the disposal of the Separations Division of $3,891,000, or ($0.20) per share, recorded in the quarter. The Company reported net income of $1,452,000, or $0.08 per share, during the same period last year, which included income from discontinued operations of $428,000, or $0.02 per share. The Company is currently in violation of certain covenants related to its senior credit facility which have created an event of default under that facility. The Company is in discussions with its senior bank group regarding this default, however no assurance can be given as to whether a satisfactory waiver of the default or amendment to the senior credit facility will be obtained from its senior bank group.

         Scott King further commented, "Our disappointing first quarter results reflects a general softness in the market, most notably within our U.K. operations. In the U.K., although quoting levels have recently increased, we have yet to see much in the way of water treatment equipment orders by water utility companies, which equipment will be necessary due to regulatory requirements over the next several years."

         The Company also announced that it has received notice from the New York Stock Exchange ("NYSE") that the Company is below the NYSE's continued listing requirements relating to total market capitalization, shareholders' equity and minimum share price. As permitted by the NYSE, the Company will be submitting a plan demonstrating how the Company will comply with the continued listing requirements. The NYSE will review the plan and determine whether the Company's common stock will continue to be eligible for trading on the NYSE.

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including order and backlog levels, operating results, cost reductions, and the availability of and ability to consummate alternative strategies. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially. Such factors include, but are not limited to, economic and competitive pressures in certain market segments, improvement and timing of order intake and revenue growth, changes in operating costs, access to and cost of capital, unanticipated liabilities, changes in governmental regulation and the success of the Company's exploration of strategic alternatives. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking Statements" and "Risk Factors", beginning on page 19, of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2000.

         Waterlink is an international provider of integrated water purification and wastewater treatment solutions, treating process water and wastewater for its industrial customers and drinking water for its municipal customers. Waterlink's executive offices are located in Canton, Ohio, USA.

         More information about Waterlink can be obtained on the internet at www.waterlink.com, by e-mail inquiry to waterlink@waterlink.com, or by contacting Mark Brody, Waterlink, Inc., 4100 Holiday Street, Canton, Ohio 44718 USA at 330-649-4000.

                       WATERLINK, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

                                                                           Three Months Ended
                                                                              December 31,
                                                                          1999            2000
                                                                     --------------- ----------------
                                                                             (In thousands,
                                                                         except per share data)
 Net sales                                                                 $ 35,112        $  23,773
 Cost of sales                                                               25,903           17,786
                                                                     --------------- ----------------
 Gross profit                                                                 9,209            5,987

 Selling, general and
   administrative expenses                                                    6,336            5,822
 Amortization                                                                   248              219
                                                                     --------------- ----------------
 Operating income (loss)                                                      2,625             (54)

 Other (expense):
   Interest expense                                                         (1,171)          (1,462)
   Other items-net                                                            (123)             (36)
                                                                     --------------- ----------------
 Income (loss) before income taxes                                            1,331          (1,552)
 Income taxes                                                                   307                -
                                                                     --------------- ----------------
 Income (loss) from continuing operations                                     1,024          (1,552)

  Discontinued operations:
    Income from operations of the
      Biological and Separations Divisions                                      428                5
    Estimated loss on disposal of Separations Division                            -          (3,891)
                                                                     --------------- ----------------

 Net income (loss)                                                         $  1,452        $ (5,438)
                                                                     =============== ================

 Per share data:
   Basic and assuming dilution:
     Continuing operations                                                 $   0.06        $  (0.08)
     Discontinued operations
                                                                               0.02           (0.20)
                                                                     --------------- ----------------
                                                                           $   0.08        $  (0.28)
                                                                     =============== ================

 Weighted average common shares outstanding:
   Basic                                                                     18,889           19,660
   Assuming dilution                                                         19,183           19,660

                        WATERLINK, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS-UNAUDITED

                                                                       September 30,         December 31,
                                                                           2000                  2000
                                                                     ------------------   -------------------
ASSETS                                                                           (In thousands)
Current assets:
  Cash and cash equivalents                                                $     2,875            $    2,588
  Accounts receivable:
    Trade, net                                                                  21,232                20,377
    Other                                                                        1,609                 1,116
  Inventories                                                                   16,670                18,779
  Costs in excess of billings                                                   10,553                 9,637
  Other current assets                                                           2,085                 1,681
  Net assets of discontinued operations                                         21,398                17,550
                                                                     ------------------   -------------------
Total current assets                                                            76,422                71,728

Property, plant and equipment, at cost:

  Land, buildings and improvements                                               2,396                 2,430
  Machinery and equipment                                                        7,579                 7,754
  Office equipment                                                               1,837                 1,907
                                                                     ------------------   -------------------
                                                                                11,812                12,091
  Less accumulated depreciation                                                  3,235                 3,639
                                                                     ------------------   -------------------
                                                                                 8,577                 8,452

Other assets:
  Goodwill, net                                                                 33,354                33,251
  Other assets                                                                   3,281                 3,267
                                                                     ------------------   -------------------
                                                                                36,635                36,518
                                                                     ------------------   -------------------
Total assets                                                               $   121,634            $  116,698
                                                                     ==================   ===================

                        WATERLINK, INC. AND SUBSIDIARIES

                                                                      September 30,       December 31,
                                                                           2000               2000
                                                                     ----------------- --------------------
                                                                                (In thousands,
LIABILITIES AND SHAREHOLDERS' EQUITY                                          except share data)
Current liabilities:
  Accounts payable-trade                                                   $   11,116           $   10,679
  Accrued expenses                                                             12,920               10,880
  Billings in excess of cost                                                      846                2,635
  Accrued income taxes                                                            527                  399
  Deferred income taxes                                                           143                    -
  Current portion of long-term debt                                            71,139               71,849
                                                                     ----------------- --------------------
Total current liabilities                                                      96,691               96,442

Long-term obligations:
  Long-term debt                                                                   12                    6
  Other                                                                           950                  946
                                                                     ----------------- --------------------
                                                                                  962                  952

Shareholders' equity:
  Preferred Stock, $.001 par value, 10,000,000 shares
    authorized, none issued and outstanding                                         -                    -
  Common Stock, voting, $.001 par value,
    authorized - 40,000,000 shares,
    issued and outstanding - 19,659,694 shares
    at September 30, 2000 and December 31, 2000                                    20                   20
  Additional paid-in capital                                                   92,087               92,087
  Accumulated other comprehensive loss                                        (8,250)              (7,489)
  Accumulated deficit                                                        (59,876)             (65,314)
                                                                     ----------------- --------------------
Total shareholders' equity                                                     23,981               19,304
                                                                     ----------------- --------------------
Total liabilities and shareholders' equity                                 $  121,634           $  116,698
                                                                     ================= ====================